Exhibit 99
Joint Filer Information

Name:	Trimaran Fund II, L.L.C.
Address:	622 Third Avenue, 35th Floor
New York, NY 10017
Designated Filer:	Trimaran Investments II, L.L.C.
Issuer & Ticker Symbol:	Accuride Corporation (ACW)
Date of Earliest
Transaction Required
to be Reported:	12/30/2005
Signature:	/s/ John Papachristos
Name: John Papachristos
Title: Attorney-In-Fact
for TRIMARAN FUND II, L.L.C.
Name:	Trimaran Capital, L.L.C.
Address:	622 Third Avenue, 35th Floor
New York, NY 10017
Designated Filer:	Trimaran Investments II, L.L.C.
Issuer & Ticker Symbol:	Accuride Corporation (ACW)
Date of Earliest
Transaction Required
to be Reported:	12/30/2005
Signature:	/s/ John Papachristos
Name: John Papachristos
Title: Attorney-In-Fact
for TRIMARAN CAPITAL, L.L.C.
Name:	Trimaran Parallel Fund II, L.P.
Address:	622 Third Avenue, 35th Floor
New York, NY 10017
Designated Filer:	Trimaran Investments II, L.L.C.
Issuer & Ticker Symbol:	Accuride Corporation (ACW)
Date of Earliest
Transaction Required
to be Reported:	12/30/2005
Signature:	/s/ John Papachristos
Name: John Papachristos
Title: Attorney-In-Fact
for TRIMARAN PARALLEL FUND II, L.P.
Name:	CIBC Employee Private Equity Fund (Trimaran) Partners
Address:	622 Third Avenue, 35th Floor
New York, NY 10017
Designated Filer:	Trimaran Investments II, L.L.C.
Issuer & Ticker Symbol:	Accuride Corporation (ACW)
Date of Earliest
Transaction Required
to be Reported:	12/30/2005
Signature:	/s/ John Papachristos
Name: John Papachristos
Title: Attorney-In-Fact
for CIBC EMPLOYEE PRIVATE EQUITY FUND (TRIMARAN) PARTNERS
Name:	CIBC Capital Corporation
Address:	622 Third Avenue, 35th Floor
New York, NY 10017
Designated Filer:	Trimaran Investments II, L.L.C.
Issuer & Ticker Symbol:	Accuride Corporation (ACW)
Date of Earliest
Transaction Required
to be Reported:	12/30/2005
Signature:	/s/ John Papachristos
Name: John Papachristos
Title: Attorney-In-Fact
for CIBC CAPITAL CORPORATION